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                                                                      EXHIBIT 21

                      KINDER MORGAN, INC. AND SUBSIDIARIES
                         SUBSIDIARIES OF THE REGISTRANT



                                                                      STATE OF
NAME OF COMPANY                                                    INCORPORATION
---------------                                                    -------------

Gas Natural del Noroeste, S.A. de C.V.                                 Mexico

Kinder Morgan (Delaware), Inc.                                         Delaware

Kinder Morgan G.P., Inc.                                               Delaware

Kinder Morgan Power Company                                            Colorado

K N Cogeneration                                                       Colorado

K N Natural Gas, Inc.                                                  Colorado

K N Thermo, LLC                                                        Colorado

K N TransColorado, Inc.                                                Colorado

K N Wattenberg Transmission Limited Liability Company                  Colorado

MidCon Corp.                                                           Delaware

Natural Gas Pipeline Company of America                                Delaware

Northern Gas Company                                                   Wyoming

Rocky Mountain Natural Gas Company                                     Colorado

Slurco Corporation                                                     Colorado

Thermo Greeley L.L.C.                                                  Colorado